UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 15, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events

Completion of Rights Offering

Second Sight Medical Products, Inc. (the “Company”) completed a previously announced rights offering to the Company's shareholders ("Rights Offering") that expired at 5:00 p.m. New York time on February 15, 2019 (the “Expiration Date”). Subscription rights that were not exercised by the Expiration Date have expired and are no longer exercisable.

In the Rights Offering the Company sold approximately 47.8 million units, each priced at $0.724 for gross proceeds of approximately $34.6 million. Each unit consisted of one share and one immediately exercisable warrant having a strike price of $1.47 per share. Entities controlled by Gregg Williams, Chairman of the Board of Directors of the Company, acquired approximately 41.4 million units in the offering for an aggregate investment of approximately $30 million.

The warrants being issued in the Rights Offering are identical in terms to those previously issued by the Company as a part of a rights offering to shareholders completed in March 2017, have the same CUSIP and are listed for trading on Nasdaq under the “EYESW” trading symbol. The expiration date of warrants being issued pursuant to the Rights Offering is 5:00 p.m. New York time on March 14, 2024, and the expiration date of all outstanding warrants listed for trading under the “EYESW” symbol is extended to 5:00 p.m. New York time on March 14, 2024.

Subject to the distribution of the final number of shares and warrants on or about February 22, 2019, the Company expects to have had issued and outstanding (i) 124,197,961 shares of common stock, and (ii) and 62,261,657 warrants as of February 21, 2019.

Press Release and amendment to warrant agreement

On February 21, 2019, Company issued a press release entitled “Second Sight Medical Products, Inc. Announces Completion of Rights Offering”. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.  Subject to the terms of the Rights Offering the Company has agreed to amend the Warrant Agreement, to provide an additional term of two years, the form of which amendment is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

99.1	Press release dated February 21, 2019
99.2	Form of Amendment No. 1 to Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

__________________________

By: John T. Blake

Chief Financial Officer

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